EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS
- Fourth Quarter 2020 Revenue Grew 91% Year-Over-Year to $69.6 Million -
- Full Year 2020 Revenue Grew 75% Year-Over-Year to $240.9 Million -
- Fourth Quarter 2020 Organic Revenue Growth of 17% -
TAMPA, FLORIDA - March 11, 2021 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), a rapidly growing independent insurance distribution firm delivering tailored insurance solutions, today announced its results for the quarter and full year ended December 31, 2020.
FOURTH QUARTER 2020 HIGHLIGHTS
•Revenue increased 91% year-over-year to $69.6 million
•Pro Forma Revenue(1) grew 158% year-over-year to $94.4 million
•Organic Revenue Growth(2) was 17%(3) year-over-year
•“MGA of the Future” revenue grew 73%(4) to $16.4 million, compared to $9.5 million in the prior-year period
•GAAP net loss of $19.1 million and GAAP net loss per share of $0.29
•Adjusted Net Income(5) of $4.9 million, or $0.06(5) per fully diluted share
•“MGA of the Future” policies in force grew by 24,069 to 524,370 at December 31, 2020 from 500,301 at September 30, 2020. Comparatively, in the fourth quarter 2019, policies in force grew sequentially by 18,847
•Adjusted EBITDA(6) grew 79% to $10.6 million, compared to $5.9 million in the prior-year period
•Adjusted EBITDA Margin(7) of 15%, compared to 16% in the prior-year period
•Pro Forma Adjusted EBITDA(7) of $19.8 million and Pro Forma Adjusted EBITDA Margin(7) of 21%
“In 2020, we believe we firmly validated the power and resilience of our hybrid growth strategy and differentiated business model. We made great strides in expanding our platform throughout the country, growing total revenues by 75% and delivering double-digit organic growth in the face of a challenging macroeconomic backdrop,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “For the fourth quarter, we generated excellent year-over-year revenue growth of 91% to a record $69.6 million, including 17% organic revenue growth, bolstered by our rapidly expanding ‘MGA of the Future’ platform. Additionally in the fourth quarter, we acquired three of Business Insurance’s Top 100 largest U.S. brokers, further evidence that we are the destination of choice for the country’s most successful and rapidly growing independent insurance brokers. With a best-in-class Colleague team and a robust Partnership pipeline of opportunities, we are well on our way toward our goal of becoming one of the largest insurance distributors in the country and delivering significant long-term value for our shareholders.”

LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2020, cash and cash equivalents were $108.5 million and there was $385.4 million of long-term debt outstanding. The Company had aggregate borrowing capacity of $400.0 million under its revolving credit facility.
FULL YEAR 2020 HIGHLIGHTS
•Revenue increased 75% year-over-year to $240.9 million
•Pro Forma Revenue(1) grew 179% year-over-year to $426.2 million
•Organic Revenue Growth(2) was 16% year-over-year
•“MGA of the Future” revenue(9) grew 49% to $58.0 million, compared to $39.0 million in the prior year
•GAAP net loss of $29.9 million and GAAP net loss per share of $0.58
•Adjusted Net Income(5) of $32.4 million, or $0.44(5) per fully diluted share
•Adjusted EBITDA(6) grew 54% to $44.0 million, compared to $28.5 million in the prior year
•Adjusted EBITDA Margin(6) of 18%, compared to 21% in the prior year
•Pro Forma Adjusted EBITDA(7) of $109.9 million and Pro Forma Adjusted EBITDA Margin(7) of 26%
•Closed 16 Partner acquisitions during 2020 that generated total annualized revenue(8) of approximately $236.2 million for the 12-month period pre-acquisition
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss fourth quarter 2020 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is a rapidly growing independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 600,000 clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES
(1)    Pro Forma Revenue is a non-GAAP measure. Reconciliation of Pro Forma Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(2)    Organic Revenue for the three months ended December 31, 2019 used to calculate Organic Revenue Growth for the three months ended December 31, 2020 was $36.6 million, which is adjusted to reflect revenues from Partnerships that reach the 12-month owned mark during the three months ended December 31, 2020. Organic Revenue for the year ended December 31, 2019 used to calculate Organic Revenue Growth for the year ended December 31, 2020 was $137.9 million, which is adjusted to reflect revenues from Partnerships that reach the 12-month owned mark during the year ended December 31, 2020. Organic Revenue is a non-GAAP measure. Reconciliation of Organic Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(3)    Refer to footnote (4) below for the effect of a cumulative catch up in the organic growth of our “MGA of the Future” platform.
(4)    “MGA of the Future” revenue growth of 73% includes a cumulative catch-up of 10% as a result of timing of a binding contract.
(5)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net income attributable to BRP Group, Inc. and reconciliation of Adjusted Diluted EPS to diluted loss per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.
(6)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(7)    Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Pro Forma Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(8)    Annualized revenue represents the aggregate revenues of Partners acquired during the relevant period presented, for the most recent trailing 12-month period prior to acquisition by the Company, in each case, at the time the due diligence was concluded based on a quality of earnings review and not an audit.
(9)    “MGA of the Future” was acquired by the Company on April 1, 2019 and, as a result, the revenue of “MGA of the Future” for a portion of the prior-year period is not included in the consolidated results of operations for the Company for such period and the 49% revenue growth rate for the year ended December 31, 2020 was calculated including periods during which “MGA of the Future” was not owned by the Company.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2020, and in BRP Group’s other filings with the SEC, which are available free of charge on the Securities and Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Investor Relations
(813) 259-8032
IR@baldwinriskpartners.com

PRESS
Rachel Carr
Baldwin Risk Partners
(813) 418-5166
Rachel.carr@baldwinriskpartners.com

BRP GROUP, INC.
Consolidated Statements of Comprehensive Loss

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except share and per share data)	2020	2019	2020	2019
Revenues:
Commissions and fees	$69,649	$36,561	$240,919	$137,841

Operating expenses:
Commissions, employee compensation and benefits	51,834	29,887	174,114	96,955
Other operating expenses	17,483	7,865	48,060	24,576
Amortization expense	5,807	3,214	19,038	10,007
Change in fair value of contingent consideration	7,819	14,051	20,516	10,829
Depreciation expense	466	82	1,129	542
Total operating expenses	83,409	55,099	262,857	142,909

Operating loss	(13,760)	(18,538)	(21,938)	(5,068)

Other income (expense):
Interest expense, net	(5,303)	(1,757)	(7,857)	(10,640)
Loss on extinguishment of debt	—	(6,617)	—	(6,732)
Other income (expense), net	(72)	(2)	(95)	3
Total other expense	(5,375)	(8,376)	(7,952)	(17,369)

Loss before income taxes	(19,135)	(26,914)	(29,890)	(22,437)
Income tax expense (benefit)	(17)	17	(5)	17
Net loss	(19,118)	(26,931)	(29,885)	(22,454)
Less: net loss attributable to noncontrolling interests	(8,810)	(18,281)	(14,189)	(13,804)
Net loss attributable to BRP Group, Inc.	$(10,308)	$(8,650)	$(15,696)	$(8,650)

Comprehensive loss	$(19,118)	$(26,931)	$(29,885)	$(22,454)
Comprehensive loss attributable to noncontrolling interests	(8,810)	(18,281)	(14,189)	(13,804)
Comprehensive loss attributable to BRP Group, Inc.	(10,308)	(8,650)	(15,696)	(8,650)

Basic and diluted net loss per share	$(0.29)		$(0.58)
Basic and diluted weighted-average shares of Class A common stock outstanding	35,527,936		27,175,705

BRP GROUP, INC.
Consolidated Balance Sheets

	December 31,
(in thousands, except share and per share data)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$108,462	$67,689
Restricted cash	33,560	3,382
Premiums, commissions and fees receivable, net	155,501	58,793
Prepaid expenses and other current assets	4,447	3,019
Due from related parties	19	43
Total current assets	301,989	132,926
Property and equipment, net	11,019	3,322
Other assets	11,084	5,600
Intangible assets, net	554,320	92,450
Goodwill	651,502	164,470
Total assets	$1,529,914	$398,768
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$135,576	$50,541
Producer commissions payable	24,260	7,470
Accrued expenses and other current liabilities	47,490	12,334
Current portion of long-term debt	4,000	—
Current portion of contingent earnout liabilities	6,094	2,480
Total current liabilities	217,420	72,825
Revolving lines of credit	—	40,363
Long-term debt, less current portion	381,382	—
Contingent earnout liabilities, less current portion	158,725	46,289
Other liabilities	2,419	2,017
Total liabilities	759,946	161,494
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	98	23
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 44,953,166 and 19,362,984 shares issued and outstanding at December 31, 2020 and 2019	450	194
Class B common stock, par value $0.0001 per share, 100,000,000 and 50,000,000 shares authorized; 49,828,383 and 43,257,738 shares issued and outstanding at December 31, 2020 and 2019, respectively	5	4
Additional paid-in capital	392,139	82,425
Accumulated deficit	(24,346)	(8,650)
Notes receivable from stockholders	(465)	(688)
Total stockholders’ equity attributable to BRP Group, Inc.	367,783	73,285
Noncontrolling interest	402,087	163,966
Total stockholders’ equity	769,870	237,251
Total liabilities, mezzanine equity and stockholders’ equity	$1,529,914	$398,768

BRP GROUP, INC.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net loss	$(29,885)	$(22,454)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,167	10,549
Amortization of deferred financing costs	1,002	1,312
Loss on extinguishment of debt	—	6,732
Loss on disposal of property and equipment	67	—
Issuance of management incentive units	—	1,334
Participation unit compensation	—	50
Share-based compensation expense	7,744	3,227
Change in fair value of contingent consideration	20,516	10,829
Payment of contingent earnout consideration in excess of purchase price accrual	(1,727)	(8)
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(6,828)	(6,000)
Prepaid expenses and other assets	(1,611)	(2,631)
Due from related parties	24	74
Accounts payable, accrued expenses and other current liabilities	27,348	9,000
Net cash provided by operating activities	36,817	12,014
Cash flows from investing activities:
Capital expenditures	(5,469)	(1,718)
Investment in business venture	(1,250)	(200)
Cash consideration paid for asset acquisitions, net of cash received	(1,854)	(679)
Cash consideration paid for business combinations, net of cash received	(669,236)	(98,423)
Net cash used in investing activities	(677,809)	(101,020)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock, net of underwriting discounts	451,574	246,208
Purchase of LLC Units from shareholders	(78,274)	(31,332)
Payment of offering costs	(1,868)	(4,840)
Payment of contingent and guaranteed earnout consideration	(1,192)	(980)
Proceeds from revolving line of credit	385,637	69,592
Repayments of revolving line of credit	(325,000)	(66,200)
Proceeds from related party debt	—	49,845
Repayments of related party debt	—	(88,425)
Proceeds from long-term debt	286,331	—
Repayments of long-term debt	(1,000)	(204)
Payments of debt issuance and debt extinguishment costs	(4,507)	(481)
Proceeds received from repayment of stockholder/member notes receivable	223	164
Payments for repurchase of common units	—	(12,500)
Proceeds from issuance of LLC Units	—	998
Proceeds from advisor incentive buy-ins	—	746
Contributions	19	40
Distributions	—	(10,549)
Net cash provided by financing activities	711,943	152,082
Net increase in cash and cash equivalents and restricted cash	70,951	63,076
Cash and cash equivalents and restricted cash at beginning of year	71,071	7,995
Cash and cash equivalents and restricted cash at end of year	$142,022	$71,071

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Pro Forma Revenue, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue, Organic Revenue Growth and Pro Forma Revenue), net income (loss) (for Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin), net income (loss) attributable to BRP Group, Inc. (for Adjusted Net Income) or diluted earnings (loss) per share (for Adjusted Diluted EPS), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, Inc. or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly these measures may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA eliminates the effects of financing, depreciation, amortization and change in fair value of contingent consideration. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and

•exclude certain tax payments that may represent a reduction in cash available to us.
We calculate Organic Revenue Growth based on commissions and fees for the relevant period by excluding the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted for Organic Revenues that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2019 are excluded from Organic Revenue for 2019. However, after June 1, 2020, results from June 1, 2019 to December 31, 2019 for such Partners are compared to results from June 1, 2020 to December 31, 2020 for purposes of calculating Organic Revenue Growth in 2020. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
Adjusted Net Income is presented for the purpose of calculating Adjusted Diluted EPS. We define Adjusted Net Income as net income (loss) attributable to BRP Group, Inc. adjusted for amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
Pro Forma Revenue reflects GAAP revenue (commissions and fees), plus revenue from Partnerships in the unowned periods.
Pro Forma Adjusted EBITDA takes into account Adjusted EBITDA from Partnerships in the unowned periods and eliminates the effects of financing, depreciation and amortization. We define Pro Forma Adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to raising capital. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA divided by Pro Forma Revenue. Pro Forma Adjusted EBITDA is a key metric used by management and our board of directors to assess our financial performance. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA Margin:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands)	2020	2019	2020	2019
Commissions and fees	$69,649	$36,561	$240,919	$137,841

Net loss	$(19,118)	$(26,931)	$(29,885)	$(22,454)
Adjustments to net loss:
Change in fair value of contingent consideration	7,819	14,051	20,516	10,829
Amortization expense	5,807	3,214	19,038	10,007
Transaction-related Partnership expenses	7,079	669	13,851	2,204
Share-based compensation	2,387	3,788	7,744	4,561
Interest expense, net	5,303	1,757	7,857	10,640
Loss on extinguishment of debt	—	6,617	—	6,732
Depreciation expense	466	82	1,129	542
Capital related expenses	87	2,525	1,087	4,739
Severance related to Partnership activity	—	29	89	329
Income tax provision	(17)	17	(5)	17
Other	802	99	2,535	375
Adjusted EBITDA	$10,615	$5,917	$43,956	$28,521
Adjusted EBITDA Margin	15%	16%	18%	21%
Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Organic Revenue:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands)	2020	2019	2020	2019
Commissions and fees	$69,649	$36,561	$240,919	$137,841
Partnership commissions and fees (1)	(26,682)	(13,275)	(81,250)	(50,163)
Organic Revenue (2)	$42,967	$23,286	$159,669	$87,678
Organic Revenue Growth (2)	$6,387	$2,435	21,780	7,780
Organic Revenue Growth % (2)	17%	12%	16%	10%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic Revenue for the three and twelve months ended December 31, 2019 used to calculate Organic Revenue Growth for the three and twelve months ended December 31, 2020 was $36.6 million and $137.9 million, respectively, which is adjusted to reflect revenues from Partnerships that reached the twelve-month owned mark during the three and twelve months ended December 31, 2020.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net loss attributable to BRP Group, Inc. and reconciles Adjusted Diluted EPS to diluted net loss per share attributable to BRP Group, Inc. Class A common stock:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except share and per share data)	2020	2019	2020	2019
Net loss attributable to BRP Group, Inc.	(10,308)	$(8,650)	$(15,696)	$(8,650)
Net loss attributable to noncontrolling interests	(8,810)	(18,281)	(14,189)	(13,804)
Change in fair value of contingent consideration	7,819	14,051	20,516	10,829
Amortization expense	5,807	3,214	19,038	10,007
Transaction-related Partnership expenses	7,079	669	13,851	2,204
Share-based compensation	2,387	3,788	7,744	4,561
Loss on extinguishment of debt	—	6,617	—	6,732
Capital related expenses	87	2,525	1,087	4,739
Amortization of deferred financing costs	618	195	1,002	1,312
Severance related to Partnership activity	—	29	89	329
Other	802	99	2,535	375
Adjusted pre-tax income	5,481	4,256	35,977	18,634
Adjusted income taxes (1)	543	421	3,562	1,845
Adjusted Net Income	$4,938	$3,835	$32,415	$16,789

Weighted-average shares of Class A common stock outstanding - diluted	35,528	17,917	27,176	17,917
Dilutive effect of unvested restricted shares of Class A common stock	832	330	571	330
Exchange of Class B shares (2)	46,280	43,194	45,147	43,194
Adjusted dilutive weighted-average shares outstanding	82,640	61,441	72,894	61,441

Adjusted Diluted EPS	$0.06	$0.06	$0.44	$0.27

Diluted net loss per share	(0.29)	$(0.48)	$(0.58)	$(0.48)
Effect of exchange of Class B shares and net loss attributable to noncontrolling interests per share	0.06	0.04	0.17	0.11
Other adjustments to net loss per share	0.30	0.51	0.90	0.67
Adjusted income taxes per share	(0.01)	(0.01)	(0.05)	(0.03)
Adjusted Diluted EPS	$0.06	$0.06	$0.44	$0.27
___________
(1)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(2)    Assumes the full exchange of Class B shares for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Revenue
The following table reconciles Pro Forma Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Revenue:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Commissions and fees	$69,649	$36,561	$240,919	$137,841
Revenue for Partnerships in the unowned period (1)	24,757	—	185,330	14,769
Pro Forma Revenue	$94,406	$36,561	$426,249	$152,610
Proforma Revenue Growth	$57,845	$—	$273,639	$—
Proforma Revenue Growth %	158%	—	179%	—
___________
(1)    The adjustments for the three months ended December 31, 2020 reflect commissions and fees revenue for Insgroup, Inc., Armfield, Harrison & Thomas, Inc., Burnham Benefits Insurance Services, Inc. and Tanner, Ballew & Maloof, Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustments for the year ended December 31, 2020 reflect commissions and fees revenue for AgencyRM LLC, VibrantUSA Inc., Insurance Risk Partners, LLC, Southern Protective Group, LLC, Pendulum, LLC, Rosenthal Bros., Inc., Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC, Fletcher Financial Group, Inc. and Medicare Insurance Advisors, Inc., Insgroup, Inc., Armfield, Harrison & Thomas, Inc., Burnham Benefits Insurance Services, Inc. and Tanner, Ballew & Maloof, Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustments for the year ended December 31, 2019 reflect commissions and fees revenue for Lykes Insurance, Inc., Millennial Specialty Insurance LLC, Fiduciary Partners Retirement Group, Inc. and Foundation Insurance of Florida, LLC, as well as two asset acquisitions for the unowned period, as if the Company had acquired the Partners on January 1, 2019. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net loss, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
Pro forma revenue	$94,406	$36,561	$426,249	$152,610

Net loss	(19,118)	(26,931)	(29,885)	(22,454)
Net income (loss) for Partnerships in the unowned period (1)	4,005	—	25,205	(472)
Pro forma net loss	(15,113)	(26,931)	(4,680)	(22,926)
Adjustments to pro forma net loss:
Interest expense, net	5,586	1,757	22,290	14,768
Amortization expense	10,439	3,214	43,965	11,866
Change in fair value of contingent consideration	7,819	14,051	20,516	10,829
Transaction-related Partnership expenses	7,079	669	13,851	2,204
Share-based compensation	2,387	3,788	7,744	4,561
Loss on extinguishment of debt	—	6,617	—	6,732
Depreciation expense	746	82	2,474	542
Capital related expenses	87	2,525	1,087	4,739
Severance related to Partnership activity	—	29	89	329
Income tax provision	(17)	17	(5)	17
Other	802	99	2,535	375
Pro Forma Adjusted EBITDA	$19,815	$5,917	$109,866	$34,036
Pro Forma Adjusted EBITDA Margin	21%	16%	26%	22%
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(1)    The adjustments for the three months ended December 31, 2020 reflect commissions and fees revenue for Insgroup, Inc., Armfield, Harrison & Thomas, Inc., Burnham Benefits Insurance Services, Inc. and Tanner, Ballew & Maloof, Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustments for the year ended December 31, 2020 reflect commissions and fees revenue for AgencyRM LLC, VibrantUSA Inc., Insurance Risk Partners, LLC, Southern Protective Group, LLC, Pendulum, LLC, Rosenthal Bros., Inc., Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC, Fletcher Financial Group, Inc. and Medicare Insurance Advisors, Inc., Insgroup, Inc., Armfield, Harrison & Thomas, Inc., Burnham Benefits Insurance Services, Inc. and Tanner, Ballew & Maloof, Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustments for the year ended December 31, 2019 reflect commissions and fees revenue for Lykes Insurance, Inc., Millennial Specialty Insurance LLC, Fiduciary Partners Retirement Group, Inc. and Foundation Insurance of Florida, LLC, as well as two asset acquisitions for the unowned period, as if the Company had acquired the Partners on January 1, 2019. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:
Clients    Our insureds
Colleagues    Our employees
Exchange Act    Securities Exchange Act of 1934, as amended
GAAP    Accounting principles generally accepted in the United States of America
Operating Groups    Our reportable segments
Partners    Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships    Strategic acquisitions made by the Company
SEC    U.S. Securities and Exchange Commission
Securities Act    Securities Act of 1933, as amended